Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March, 29, 2010 with respect to the consolidated financial statements and schedules of NF Investors, Inc., and Nursefinders, Inc., incorporated by reference in the Registration Statements on Form S-8 (No. 333-117695, No. 333-133227, No. 333-133305, No. 333-142187, No. 333-158523, and No. 333-161184) of AMN Healthcare Services, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

September 29, 2010